Exhibit 10.20

GROVE COLLABORATIVE, INC.

2016 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to your Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement (this “Agreement”), GROVE COLLABORATIVE, INC. (the “Company”) has granted you restricted stock units (your “Award”) under its 2016 Equity Incentive Plan (the “Plan”) with respect to the number of shares of the Company’s Common Stock indicated in your Grant Notice. The Award is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in this Restricted Stock Unit Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Restricted Stock Unit Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1. VESTING. Your Award will vest as provided in your Grant Notice. Except as otherwise provided for in the Grant Notice, vesting will cease upon the termination of your Continuous Service.

2. NUMBER OF SHARES. The number of shares of Common Stock subject to your Award will be adjusted for Capitalization Adjustments.

3. FORM OF SETTLEMENT. Your Award may be settled only in whole shares of Common Stock; provided, however, prior to the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system, the Committee, in its sole and absolute discretion, may elect to settle the Award in cash based on the fair market value of a Share on the applicable vesting date, with fair market value in good faith determined by the Committee.

4. SECURITIES LAW COMPLIANCE. In no event may your Award be settled in shares unless the shares of Common Stock issuable upon such settlement are then registered under the Securities Act or, if not registered, the Company has determined that the issuance of the shares would be exempt from the registration requirements of the Securities Act. The settlement of your Award also must comply with all other applicable laws and regulations governing your Award, and your Award may not be settled if the Company determines that such settlement would not be in material compliance with such laws and regulations.

5. ISSUANCE OR DELIVERY OF SHARES. Except as otherwise provided for herein, within 60 days after the vesting of any portion of the Award, the Company shall issue or deliver, subject to the conditions of this Agreement, the vested shares of Common Stock to you (or, if elected by the Committee, a cash payment in accordance with Section 3); provided, however, that if the Liquidity Event (as defined in the Grant Notice) is an initial public offering or the consummation of a merger, consolidation or similar transaction in which the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into securities that are publicly-traded on an established exchange, then any shares of Common Stock that become vested prior to the lapsing of any lock-up period required in connection with such transaction shall be, to the extent permitted by Section 409A of the Code, issued or delivered to you on the first to occur of (i) the date on which such lock-up period lapses and (ii) a date determined by the Board, which shall be no later than the 15th day of the third month following the year in which the substantial risk of forfeiture with respect to the Common Stock lapses. Such issuance or delivery shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance or delivery, except as otherwise provided in Section 9. Prior to the issuance to you of the shares of Common Stock subject to the Award or, if applicable, the cash settlement of the Award, you shall have no direct or secured claim in any specific assets of the Company or in the shares of Common Stock subject to the Award, and will have the status of a general unsecured creditor of the Company.

6. TRANSFERABILITY. Except as otherwise provided in this Section 6, your Award is not transferable, except by will or by the laws of descent and distribution.

(a) Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, you may transfer your Award to a trust if you are considered to be the sole beneficial owner while the Award is held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.

(b) Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your Award pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Award with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement.

(c) Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle the settlement of restricted stock units, designate a third party who, on your death, will thereafter be entitled to receive the Common Stock or other consideration in connection with the settlement of this Award. In the absence of such a designation, your executor or administrator of your estate will be entitled to receive, on behalf of your estate, the Common Stock or other consideration resulting from such settlement.

7. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your Award will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

8. RIGHTS AS A STOCKHOLDER. You shall not be entitled to any privileges of ownership with respect to the shares of Common Stock subject to the Award (including, without limitation, any voting rights or rights to receive dividends) unless and until, and only to the extent, such shares become vested pursuant to your Grant Notice and you become a stockholder of record with respect to such shares.

9. WITHHOLDING OBLIGATIONS. As a condition precedent to the issuance or delivery of the shares of Common Stock upon the vesting of the Award, you shall, upon request by the Company, pay to the Company such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required

Tax Payments”) with respect to the Award. If you shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to you. You may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company; (2) if permitted by the Company, delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments; (3) if permitted by the Company, authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered to you having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments; (4) to the extent permitted by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of same-day sale or (5) any combination of (1), (2), (3) and (4). Shares of Common Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments (or such higher withholding amount permitted by the Committee). Any fraction of a share of Common Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by you. No share of Common Stock or certificate representing a share of Common Stock shall be delivered until the Required Tax Payments have been satisfied in full. Any determination by the Company with respect to the tendering or withholding of shares of Common Stock to satisfy the Required Tax Payments shall be made by the Board or the Committee if you are subject to Section 16 of the Securitas Exchange Act of 1934, as amended.

10. COMPLIANCE WITH SECTION 409A OF THE CODE. This Award is intended to be exempt from or comply with Section 409A of the Code, and shall be interpreted and construed accordingly, and each payment hereunder shall be considered a separate payment. To the extent this Award is nonqualified deferred compensation, within the meaning of Section 409A of the Code, and any agreement between you and the Company or any of its Affiliates provides that this Award shall become vested and be settled upon your termination of employment, the applicable shares of Common Stock shall be transferred to you or your beneficiary upon your “separation from service,” within the meaning of Section 409A of the Code; provided that if you are a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the Award constitutes nonqualified deferred compensation, within the meaning of Section 409A of the Code, such shares of Common Stock shall be transferred to you or your beneficiary upon the earlier to occur of (i) the six-month anniversary of such separation from service and (ii) the date of your death, to the extent required to comply with Section 409A of the Code.

11. RIGHT OF REPURCHASE.

(a) Shares of Common Stock that you acquire upon the settlement of your Award are subject to any right of repurchase that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right; provided, however, that if there is no right of repurchase described in the Company’s bylaws at such time, the right of repurchase upon termination of your Continuous Service for Cause described below will apply. The Company’s right of repurchase will expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system.

(b) The Company may elect (but is not obligated) to repurchase all or any part of the shares of Common Stock that you acquire upon the settlement of your Award (the Company’s “Repurchase Right”). If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding Common Stock which is subject to the provisions of your Award, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares of Common Stock acquired upon the settlement of your Award will be immediately subject to this Repurchase Right with the same force and effect as the shares subject to the Company’s Repurchase Right immediately before such event.

(c) The Company’s Repurchase Right will be exercisable only within the ninety (90) day period following the Repurchase Event (as defined below) (or such longer period as may be required to avoid classification of the Award as a liability for financial accounting purposes), or such longer period as may be agreed to by the Company and you (the “Repurchase Period”). The “Repurchase Event” occurs upon termination of your Continuous Service for Cause or such other event as specified in the Company’s bylaws. The Repurchase Period will commence on the date of termination of your Continuous Service or such other date as specified in the Company’s bylaws.

(d) The Company will exercise its Repurchase Right only for cash or cancellation of purchase money indebtedness for the shares of Common Stock and will give you written notice (by registered or certified mail) accompanied by payment for the shares of Common Stock within ninety (90) calendar days after the Repurchase Event, including after any extension of the Repurchase Period for financial accounting purposes.

(e) The repurchase price will be equal to the shares’ fair market value on the date of repurchase, as determined in good faith by the Committee; provided that if the Company terminates you for Cause, the repurchase price will be equal to the lower of (a) the shares’ fair market value on the date of repurchase, as determined in good faith by the Committee, and (b) your original purchase price.

12. ESCROW OF SHARES. To ensure that the shares subject to the Company’s Repurchase Right will be available for repurchase by the Company, the Company may require you to deposit the certificates evidencing the shares that you receive upon the settlement of your Award with an escrow agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of the settlement of your Award, the Company reserves the right at any time to require you to so deposit the certificates in escrow. As soon as practicable after the expiration of the Company’s Repurchase Right, the agent will deliver to you the shares of Common Stock and any other property no longer subject to such restriction. In the event the shares and any other property held in escrow are subject to the Company’s exercise of its Repurchase Right, the notices required to be given to you will be given to the escrow agent, and any payment required to be given to you will be given to the escrow agent. Within thirty (30) days after payment by the Company for the shares, the escrow agent will deliver the shares that the Company has purchased to the Company and will deliver the payment received from the Company to you.

13. NOTICES. Any notices provided for in your Award or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control.

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